UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 25, 2014

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2014, the Board of Directors of Solitron Devices, Inc. (the "Company") increased the size of the Board of Directors from three to four directors and appointed Jacob A. Davis as a Class  II director to hold office until the Company’s 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  Mr. Davis will serve on the Audit Committee and Compensation Committee of the Board of Directors.

Mr. Davis, 77, served as a director of the Company from August 1996 to June 2013. During the past several years, his major focus has been to serve on the Advisory Board of HMMI, a privately held plastic injection molding company. From 1995 to 1999, he was Vice President of Business Planning and Finance for AET, Inc. a developing software company based in Melbourne, Florida. During this time, AET received several Small Business Innovation Research (SBIR) grants/contracts. He has served on the Board of AET since the inception of the company in 1995. In 1994 and 1995, he was Visiting Professor in Engineering Management at Florida Institute of Technology. He was a Vice-Chairman of the Brevard county SCORE Chapter and has devoted significant time counseling local businesses. He was an active member of the International Executive Service Corps (IESC) serving in South Russia during May and June of 1996, and again in February and March of 1998.  Prior to joining AET, Mr. Davis was with Harris Semiconductor for 26 years. During his last 12 years with Harris Semiconductor, he was Vice President-General Manager of the Military and Aerospace Division, the Custom Integrated Circuits Division and the Harris Microwave Division. Mr. Davis has served in a variety of other capacities at Harris Semiconductor including Vice President of Engineering, Director of Manufacturing, Director of Special Services, and Device Research Engineer.  Mr. Davis received a doctor of philosophy from Purdue University in 1969 and a bachelor’s of science in electrical engineering from North Carolina State University. He is a Lifetime Member of the Institute of Electrical and Electronics Engineers (IEEE) and was an active member of the Electrochemical Society during much of his career. He has served on a variety of advisory boards for several universities. He holds four patents and has given a number of overview papers and invited presentations at several conferences.  The Company believes that Mr. Davis’ extensive background and experience in semiconductor technologies highly qualifies him as a member of the Board of Directors. There are no related party transactions between the Company and Mr. Davis.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2014	SOLITRON DEVICES, INC.

	By:	/s/ Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer